Exhibit 99.2

Execution Version

BANC OF AMERICA SECURITIES LLC BANK OF AMERICA, N.A. One Bryant Park New York, New York 10036	CREDIT SUISSE SECURITIES (USA) LLC CREDIT SUISSE AG Eleven Madison Avenue New York, New York 10010

CONFIDENTIAL

April 28, 2010
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101
Attention:  Paul A. Farr, Executive Vice President and Chief Financial Officer

PROJECT ATLANTIS

$6.50 Billion 364-Day Senior Bridge Term Loan Credit Facility

Commitment Letter

Ladies and Gentlemen:

PPL Corporation (“you” or “PPL”) have advised Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), Bank of America, N.A. (“BofA”) and Banc of America Securities LLC (“BAS” and, together with BofA and its respective affiliates, “Bank of America”; Credit Suisse and Bank of America are collectively herein referred to as “we”, “us”, “our” or the “Commitment Parties”) that you, directly or through one of your wholly owned domestic subsidiaries, intend to acquire (the “Acquisition”) from E.ON US Investments Corp., a Delaware corporation and a wholly owned subsidiary of E.ON AG (the “Seller”), all of the equity interests of E.ON US, LLC, a Kentucky limited liability company (the “Company”), the owner of certain subsidiaries that conduct the Seller’s U.S. regulated electric and gas utility businesses principally located in Kentucky and Virginia, and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”)).

You have further advised us that, in connection therewith, you intend that the Borrower will obtain the 364-day senior bridge term loan credit facility (the “Bridge Facility”) described in the Term Sheet, in an aggregate principal amount of up to $6.50 billion.

1.           Commitments.

In connection with the foregoing, each of CS and BofA (each, in such capacity, an “Initial Lender”) is pleased to advise you of its commitment to provide 50% of the entire principal amount of the Bridge Facility, upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”).  The commitments of the Initial Lenders hereunder are several and not joint.

2.           Titles and Roles.

You hereby appoint (a) CS Securities and BAS (each in such capacity, an “Arranger”) to act, and the Arrangers hereby agree to act, as joint bookrunners and joint lead arrangers for the Bridge Facility, and (b) BofA to act, and BofA hereby agrees to act, as sole administrative agent for the Bridge Facility, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter.  Each of the Arrangers and the Initial Lenders, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles.  You agree that Bank of America will have “left” placement in any and all marketing materials or other documentation used in connection with the Bridge Facility.  You further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Bridge Facility unless you and we shall so agree.

3.           Syndication.

We reserve the right, prior to and/or after the execution of the Bridge Facility Documentation (as defined below), to syndicate all or a portion of the Initial Lenders’ commitments with respect to the Bridge Facility to a group of banks, financial institutions and other institutional lenders (together with the Initial Lenders, the “Lenders”) identified by us in consultation with you (which syndication shall not reduce the commitments of the Initial Lenders hereunder, except as provided for in Section 9), and you agree to provide us with a period of at least 45 consecutive days following the delivery by you in good faith of a draft confidential information memorandum containing, at a minimum, all financial information and data relating to PPL, the Company and the Transactions that is customarily included in such information memorandum (provided that such period shall not include any day from and including August 20, 2010 through and including September 6, 2010, from and including December 17, 2010 through and including January 3, 2011 and from and including August 19, 2011 through and including September 5, 2011).  In connection with the syndication of the Bridge Facility, up to three Lenders, excluding the Arrangers, mutually acceptable to you and us (such acceptance, in either case, not to be unreasonably withheld or delayed) may be given the role of joint lead arrangers and/or bookrunners in connection with the Bridge Facility; provided that each of the Arrangers shall be entitled to not less than_______of the total compensatory economics payable with respect to the Bridge Facility.  We intend to commence syndication efforts promptly upon the execution of this Commitment Letter and public announcement of the Transactions, and you agree to actively assist us in completing a Successful Syndication (as defined in the Fee Letter).  Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you and the Borrower (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by you and the Borrower (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a customary confidential information memorandum for the Bridge Facility and other marketing materials and presentations to be used in connection with the syndication (the “Information Materials”), (d) your providing or causing to be provided customary projections of PPL and its subsidiaries, (e) prior to the launch of the syndication, having a Public Debt Rating from each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), (f) the hosting, with the Arrangers, of one or more meetings of prospective Lenders, and (g) your using commercially reasonable efforts to execute and deliver definitive documentation with respect to the Bridge Facility (including, without limitation, the execution and delivery by PPL of the Guarantee), consistent with the terms set forth herein and in the Term Sheet and otherwise reasonably satisfactory to you and the Arrangers (the “Bridge Facility Documentation”) or, if applicable, one or more Joinder Agreements (as defined below), in each case as soon as reasonably practicable following commencement of syndication of the Bridge Facility.  Without limiting your obligations to assist with syndication efforts as set forth above, each Initial Lender agrees that none of the commencement of the syndication by the Arrangers, the expiration of the syndication period described in the first sentence of this paragraph, the completion of a Successful Syndication (as defined in the Fee Letter) or the delivery of the information and documents referred to in the last paragraph of this Section 3 is a condition to the initial funding under the Bridge Facility.

You agree, at the request of the Arrangers, to assist in the preparation of a version of the Information Materials to be used in connection with the syndication of the Bridge Facility, consisting exclusively of information and documentation that is either (i) publicly available (or, if applicable, contained in the prospectus or other offering memorandum for the Senior Notes) or (ii) not material with respect to PPL, the Company, the Seller or their respective subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (all such Information Materials being “Public Lender Information”).  Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”.  Before distribution of any Information Materials, you agree to execute and deliver to the Arrangers, either (i) a letter in which you authorize distribution of the Information Materials to Lenders’ employees willing to receive Private Lender Information or (ii) a separate letter in which you authorize distribution of Information Materials containing solely Public Lender Information and represent that such Information Materials do not contain any Private Lender Information.  You further agree that each document to be disseminated by the Arrangers to any Lender in connection with the Bridge Facility will, at the request of the Arrangers, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information.  You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly prior to their intended distribution that any such document contains Private Lender Information): (a) drafts and final Bridge Facility Documentation, including term sheets; (b) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Bridge Facility.

The Arrangers will manage all aspects of any syndication in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders.  To assist the Arrangers in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company promptly to provide) to the Arrangers all customary information with respect to PPL, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as the Arrangers may reasonably request.

You further agree to use commercially reasonable efforts to deliver to the Investment Bank, not later than 15 Business Days prior to the Closing Date (or as soon thereafter as reasonably practicable), a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, an “Offering Document”) suitable for use in a customary offering registered under the Securities Act of 1933, as amended, or pursuant to Rule 144A relating to the Permanent Financing, which contains all financial statements and other data to be included therein (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by your independent accountants as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722) and all required pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S X under the Securities Act of 1933, as amended), and all other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the applicable Permanent Financing or that would be necessary for the Investment Bank to receive customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with the applicable Permanent Financing and (i) if any portion of the applicable Permanent Financing has been issued, then in connection with such issuance, you shall use commercially reasonable efforts to concurrently deliver to the Investment Bank (A) a customary comfort letter (which shall provide “negative assurance” comfort) from your independent accountants (and any predecessor accountant or acquired company accountant to the extent financial statements of PPL, the Borrower or any acquired company audited or reviewed by such accountants are or would be included in any Offering Document) and (B) a customary “10b-5” legal opinion or disclosure letter from your counsel and (ii) if no portion of the applicable Permanent Financing has been issued, prior to the Closing Date, you shall use commercially reasonable effort to cause the following to be delivered to the Investment Bank (A) drafts of customary comfort letters by auditors of PPL and the Company which such auditors are prepared to issue upon completion of customary procedures (provided that the auditors shall have been afforded an opportunity to review a draft underwriting agreement prior to such date) and (B) drafts of a customary negative assurances, or "10b-5" letter by PPL's counsel, addressing such draft offering memorandum, which such counsel would be prepared to issue on the date of delivery thereof if the securities were being issued as of such date, subject to satisfactory completion of customary bring-down due diligence and completion of the terms of the securities and information derived therefrom (including any changes to other sections of the offering memorandum) that would be necessary in such counsel's judgment as a result of completion of the terms of the securities; it being understood for the avoidance of doubt that such counsel and auditors need not be required to deliver executed versions of  letters at such time (and the drafts may clearly indicate that delivery of such draft does not and shall not be deemed as the making of the statements contained therein at such time).

4.           Information.

You hereby represent and covenant that (with respect to Information (as defined below) and Projections relating to the Company and its affiliates, to the best of your knowledge) (a) all written information and all oral communications made in Lender meetings and due diligence sessions held in connection with the syndication of the Bridge Facility, taken as a whole, other than the Projections and information of a general economic or industry nature (the “Information”) that has been or will be made available to us by or on behalf of you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon accounting principles consistent in all material respects with the historical audited financial statements of PPL (except as otherwise expressly disclosed in such Projections) and upon assumptions that are reasonable at the time made and at the time the related Projections are made available to us (it being understood that projections are subject to significant uncertainties and that no assurances can be given that any projections will be realized, and the variances between actual results and projected results may be material).  You agree that if at any time prior to the later of (i) the closing of the Bridge Facility and (ii) completion of a Successful Syndication (as defined in the Fee Letter), any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances.  In arranging and syndicating the Bridge Facility, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

5.           Fees.

As consideration for the Initial Lenders’ commitments hereunder, and the Arrangers’ agreements to perform the services described herein, you agree to pay (or to cause the Borrower to pay) to us the fees set forth in this Commitment Letter and in the fee letter dated the date hereof and delivered herewith with respect to the Bridge Facility (the “Fee Letter”).

6.           Conditions Precedent.

Each Initial Lenders’ commitment hereunder, and each of our agreements to perform the services described herein, are subject to (a) except as set forth on Disclosure Schedule 3.8(b) to the Purchase Agreement as in effect on the date hereof, and except as may be reflected in the audited consolidated financial statements of the Company as of and for the years ended December 31, 2007, December 31, 2008 and December 31, 2009 (including the notes thereto, but excluding any statement therein that is cautionary, risk factor, predictive or forward-looking in nature), since December 31, 2009, there has been no Company Material Adverse Effect (as defined below), (b) our satisfaction that, prior to Successful Syndication (as defined in the Fee Letter), there shall be no other issues of debt securities or commercial bank or other credit facilities of PPL, the Company or their respective subsidiaries (other than Western Power Distribution Holdings Limited and its subsidiaries and PPL Electric Utilities Corporation) announced, offered, placed or arranged (other than (i) the Permanent Debt Financing, (ii) debt set forth in the “Anticipated Debt Schedule” delivered to the Arrangers prior to the date hereof, (iii) indebtedness of the Company and its subsidiaries permitted to be incurred pursuant to the terms of the Purchase Agreement (as in effect on the date hereof without giving effect to any consents granted thereunder), (iv) the Revolving Credit Facilities (as defined in Exhibit C) and (v) any other financing reasonably agreed by the Arrangers, (c) the negotiation, execution and delivery of the Bridge Facility Documentation, (d) one or more investment banks reasonably satisfactory to the Arrangers (collectively, the “Investment Bank”) shall have been engaged to publicly sell or privately place the Permanent Financing and other debt and equity securities for the purpose of replacing or refinancing the Bridge Facility, and (e) the other conditions set forth on Exhibit B.

For the purposes hereof, “Company Material Adverse Effect” means any change, effect, event, circumstance, occurrence, fact, condition, or development that, taken together with all other changes, effects, events, circumstances, occurrences, facts, conditions, and developments, (i) is materially adverse to the condition (financial or otherwise), businesses, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) would impede, impair or prevent consummation of the transactions contemplated by the Purchase Agreement; provided, however, that none of the following shall constitute or be taken into account in determining whether there has been or is a Company Material Adverse Effect: (a) any changes, events or developments in the international, national, regional, state or local economy or financial, securities or credit markets (including changes in prevailing interest rates); (b) any changes, events or developments in the international, national, regional, state or local (x) electric generating, transmission or distribution industries or natural gas transmission or distribution industries (including any changes in the operations thereof), (y) engineering or construction industries, or (z) wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor; (c) any changes, events or developments in any political conditions (including acts of war (whether or not declared), armed hostilities or terrorism or changes imposed by a Governmental Authority associated with national security) or the regulatory environment generally to the extent that any such changes, events or developments do not cause physical damage or destruction, or render unusable, any facility or property of the Company or any of its Subsidiaries; (d) any changes that result from natural disasters or “acts of God” or other “force majeure” events to the extent that any such changes do not cause physical damage or destruction, or render unusable, any facility or property of the Company or any of its Subsidiaries; (e) any changes in weather conditions to the extent that any such changes do not cause physical damage or destruction, or render unusable, any facility or property of the Company or any of its Subsidiaries; (f) any changes in customer usage patterns; (g) any performance by PPL, Seller or any of their respective Affiliates of their respective obligations, covenants or agreements contained in the Purchase Agreement (including any actions taken by PPL, the Seller or any of their respective Affiliates, to the extent expressly required by the Purchase Agreement, to facilitate the Debt Financing or any Alternative Permanent Financing or to settle the Rate Cases as permitted by Section 5.18 of the Purchase Agreement or to obtain any Purchaser Required Regulatory Approval or Company Required Regulatory Approval and any action by any Governmental Authority that requires PPL or the Company or any of their respective Subsidiaries to accept the Regulatory Commitments and agreements to implement the Regulatory Commitments as a condition of any approval of the Purchase); provided that, actions taken to comply with the obligation in the first sentence of Section 5.1(a) of the Purchase Agreement to act in the Company Ordinary Course of Business shall not be included in the scope of this clause (g); (h) any action taken by the Seller at the express written request of PPL and with the consent of the Arrangers (not to be unreasonably withheld); (i) any effects or conditions (including any loss of, or adverse change in, the relationship of the Company or any of its Subsidiaries with their respective customers, employees (including any employee departures or labor union or labor organization activity), regulators, financing sources or suppliers) demonstrated by the Seller as proximately caused by, or resulting from, the announcement of the Purchase Agreement, and the transactions contemplated by the Purchase Agreement, or the identity of PPL or any of its Affiliates; (j) any changes in (x) any Law (including Environmental Laws and any final, binding interpretation or enforcement of Laws by any Governmental Authority), regulatory policies or industry standards or (y) GAAP (including any final, binding interpretation thereof by any applicable Governmental Authority) or regulatory accounting requirements applicable to U.S. utilities organizations generally; or (k) any reduction in the credit rating of the Company or any of its Subsidiaries to the extent attributable to any action of PPL or its Affiliates or the acquisition of the Company by PPL pursuant to the Purchase Agreement; provided, further, that, with respect to the matters included in clauses (a), (b), (c), (f) and (j), such matters may constitute or be taken into account in determining whether there has been a Company Material Adverse Effect to the extent such matters affect the Company and/or its Subsidiaries in a manner that is materially disproportionate to other similarly situated companies operating in the utility industry.  The capitalized terms used in this paragraph and not otherwise defined in this Commitment Letter shall have the meanings set forth in the Purchase Agreement as in effect on the date hereof.

Notwithstanding anything in this Commitment Letter, the Fee Letter or the Bridge Facility Documentation to the contrary, (a) the only representations relating to PPL, the Company and their respective subsidiaries and their respective businesses the making of which shall be a condition to availability of the Bridge Facility on the Closing Date shall be (i) such of the representations made by or on behalf of the Seller, the Company and its subsidiaries in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that you have (or a subsidiary has) the right to terminate your (or its) obligations under the Purchase Agreement as a result of a breach of such representations in the Purchase Agreement, and (ii) the Specified Representations (as defined below) and (b) the terms of the Bridge Facility Documentation shall be in a form such that they do not impair availability of the Bridge Facility on the Closing Date if the conditions set forth in this Section 6 and Exhibit B are satisfied.  For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheet relating to corporate power and authority, due authorization, execution and delivery, in each case as they relate to the entering into and performance of the Bridge Facility Documentation, the enforceability of such documentation, Federal Reserve margin regulations, the Investment Company Act, no conflicts of the Bridge Facility Documentation, status of the Bridge Facility as senior debt, solvency (assuming no default under the Bridge Facility Documentation) and financial statements fairly present, in all material respects in conformity with GAAP (to the extent material to the Lenders or the Arrangers), the financial position, results of operation and cash flow of PPL and its subsidiaries for the applicable period.

7.           Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of us and our respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Bridge Facility or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective affiliates or equity holders), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the bad faith, willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse each of us from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including, but not limited to, expenses of our due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel identified in the Term Sheet (and, if reasonably necessary, of one regulatory counsel and one local counsel in any relevant jurisdiction for all Indemnified Persons unless, in the reasonable opinion of an Indemnified Person, representation of all Indemnified Persons by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest)), in each case, incurred in connection with the Bridge Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Bridge Facility Documentation and any ancillary documents in connection therewith.  Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Bridge Facility.

8.           Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that each Commitment Party may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise.  We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies.  You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any of us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any of us have advised or is advising you on other matters, (b) each of us, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each of us is engaged in a broad range of transactions that may involve interests that differ from your interests and that none of us has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have against any of us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of us shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.  Additionally, you acknowledge and agree that each of us is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby).  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and we shall have no responsibility or liability to you with respect thereto.  Any review by us of PPL, the Borrower, the Company, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.

You further acknowledge that each of us is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, each of us may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Company and other companies with which you, the Borrower or the Company may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any of us or any of our customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.           Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of each Initial Lender and each Arranger (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons).

Each Commitment Party may assign all or a portion of its commitment hereunder to one or more prospective Lenders (i) that are acceptable to you, or (ii) that you have identified to us in writing on or prior to the date hereof (each, a “Permitted Assignee”), whereupon such Commitment Party shall be released from all or the portion of its commitment hereunder so assigned; provided that no such assignment shall relieve the Commitment Parties of their obligations hereunder, except to the extent such assignment is evidenced by, at our election, (i) a customary joinder agreement (a “Joinder Agreement”) pursuant to which such lender agrees to become party to this agreement and extend commitments directly to you on the terms set forth herein, and which shall not add any conditions to the availability of the Bridge Facility or change the terms of the Bridge Facility or increase compensation payable by you in connection therewith except as set forth in the Commitment Letter and the Fee Letter and which shall otherwise be reasonably satisfactory to you and us, or (ii) the Bridge Facility Documentation. The Joinder Agreements will include a provision allowing PPL, at PPL’s expense, to replace any such additional Lender party thereto that has (or is controlled by or under common control with any person or entity that has) been deemed insolvent or become subject to a bankruptcy, insolvency, receivership, conservatorship or other similar proceeding, or that refuses to execute, or materially delays in executing, the Bridge Facility Documentation agreed with the Arrangers with respect to the Bridge Facility, with another financial institution selected by PPL in consultation with the Arrangers.  Any and all obligations of, and services to be provided by, a Commitment Party hereunder (including, without limitation, Initial Lenders’ commitment) may be performed and any and all rights of such Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches and, in connection with such performance or exercise, such Commitment Party may exchange with such affiliates or branches information concerning you and your affiliates that may be the subject of the transactions contemplated hereby and, to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to such Commitment Party hereunder.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.  You acknowledge that information and documents relating to the Bridge Facility may be transmitted through SyndTrak, Intralinks, the internet, e-mail or similar electronic transmission systems, and that none of us shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.  The Arrangers may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and their affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of the Arrangers; provided that you shall have been given a reasonable opportunity to review such tombstone prior to its initial publication. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Bridge Facility.  THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.           Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

11.           Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

12.           Confidentiality.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance, nor the activities of any of us pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, agents, accountants and advisors on a confidential and need-to-know basis, (b) (i) in any legal, judicial or administrative proceeding, (ii) as otherwise required by applicable law, regulation or compulsory legal process or as requested by a governmental authority, or (iii) in the case of the Commitment Letter and the contents hereof (but not the Fee Letter and the contents thereof) as you may determine is reasonably advisable to comply with your obligations under securities and other applicable laws and regulations (in each case pursuant to this clause (b), you agree, to the extent permitted by law, to inform us promptly thereof prior to such disclosure), and (c) to the Company and the Seller and their officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis (but not the Fee Letter and the contents thereof unless redacted in a form acceptable to the Commitment Parties in their absolute discretion); provided that you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof) in any prospectus or other offering memorandum relating to any offering of the Permanent Financing; provided, further, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and the contents thereof) after this Commitment Letter has been accepted by you and this Commitment Letter has become publicly available as a result of its disclosure in accordance with the terms of this paragraph.

Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

13.           Surviving Provisions.

The compensation, reimbursement, indemnification, confidentiality, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder and our agreements to perform the services described herein; provided that your obligations under this Commitment Letter, other than those relating to confidentiality, compensation and to the syndication of the Bridge Facility (which shall remain in full force and effect), shall, to the extent covered by the Bridge Facility Documentation, automatically terminate and be superseded by the applicable provisions contained in such Bridge Facility Documentation upon the occurrence of the Closing Date.  The commitments under the Bridge Facility may be terminated in whole or in part by you at any time subject to the provisions of the preceding sentence.

14.           PATRIOT Act Notification.

We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow each of us or such Lender to identify the Borrower in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each of us and each Lender.  You hereby acknowledge and agree that we shall be permitted to share any or all such information with each other Lender.

15.           Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on April 30, 2010.  Each Initial Lenders’ offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.  This Commitment Letter will become a binding commitment of the Initial Lenders only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 15.  Thereafter, all commitments and undertakings of each Commitment Party hereunder will expire on the earliest of (hereinafter, the “Outside Date”) (a) the Termination Date (as defined in the Purchase Agreement as in effect on the date hereof, including as such date may be extended in accordance with Section 8.1(b) of the Purchase Agreement as in effect on the date hereof), (b) the closing of the Acquisition, (c) the date that the Purchase Agreement is terminated or expires or pursuit of the Acquisition is abandoned, and (d) receipt by the Commitment Parties of written notice from PPL of its election to terminate all commitments under the Bridge Facility in full.

[Remainder of this page intentionally left blank]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By /s/ Joseph Kieffer
Name: Joseph Kieffer
Title:   Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By /s/ Bill O’Day
Name: Bill O’Day
Title:   Director

By /s/ Vipul Dhadda
Name: Vipul Dhadda
Title:  Director

BANC OF AMERICA SECURITIES LLC

By /s/ B. Timothy Keller
Name: B. Timothy Keller
Title:   Principal

BANK OF AMERICA, N.A.

By /s/ Jacob Dowden
Name: Jacob Dowden
Title:   Vice President

Accepted and agreed to as of
the date first above written:

PPL CORPORATION

By /s/ James E. Abel
Name: James E. Abel
Title: Vice President – Finance
  and Treasurer

CONFIDENTIAL	EXHIBIT A

PROJECT ATLANTIS

$6.50 Billion 364-Day Senior Bridge Term Loan Credit Facility

Summary of Principal Terms and Conditions

Borrower:	PPL Capital Funding, Inc., a Delaware corporation (the “Borrower”).
Transactions:
PPL Corporation, a Pennsylvania corporation (“PPL”), intends to acquire (the “Acquisition”) from E.ON US Investments Corp., a Delaware corporation and a wholly owned subsidiary of E.ON AG (the “Seller”), all of the equity interests of E.ON US, LLC, a Kentucky limited liability company (the “Company”), the owner of certain subsidiaries that conduct the Seller’s U.S. regulated electric and gas utility businesses principally located in Kentucky and Virginia, pursuant to a purchase and sale agreement (the “Purchase Agreement”) dated as of April 28, 2009 among PPL, the Seller and the Company for an aggregate cash consideration set forth in the Purchase Agreement as in effect on the date hereof (“Acquisition Consideration”).  In connection with the Acquisition, the Borrower, a wholly owned subsidiary of PPL, and PPL intend to (a) obtain a 364-day senior bridge term loan credit facility described below under the caption “Bridge Facility” and (b) repay outstanding indebtedness of the Company and its Subsidiaries and pay the fees and expenses incurred in connection with the foregoing (the “Transaction Costs”).  It is anticipated that some or all of the Bridge Facility will be replaced or refinanced by (i) the issuance of first mortgage bonds by one or more subsidiaries of PPL or the Company (the “First Mortgage Bonds”), (ii) the issuance of senior unsecured notes by one or more subsidiaries of PPL or the Company through a public offering or in a private placement (the “Senior Notes” and, together with the First Mortgage Bonds, the “Permanent Debt Financing”), and (iii) the issuance of equity or equity-linked securities in a public offering or private placement by PPL (other than any equity issued pursuant to PPL’s Dividend Reinvestment Plan, any director or employee stock ownership plan or any other employee compensation plan, in each case, in effect as of the date hereof) (the “Equity Offering” and, together with the Permanent Debt Financing, the “Permanent Financing”).  The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Agent:
Bank of America, N.A., acting through one or more of its branches or affiliates (“BofA”), will act as sole administrative agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with BofA, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Co-Lead Arrangers:
Credit Suisse Securities (USA) LLC and Banc of America Securities LLC will act as joint bookrunners and co-lead arrangers for the Bridge Facility described below (collectively, in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Syndication Agent:	At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to PPL (in such capacity, the “Syndication Agent”).
Documentation Agent:	At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to PPL (in such capacity, the “Documentation Agent”).
Bridge Facility:	A 364-day senior bridge term loan credit facility in an aggregate principal amount of up to $6.50 billion (the “Bridge Facility”).
Purpose:
The proceeds of the Bridge Facility will be used by the Borrower on the date of the initial borrowing under the Bridge Facility (the “Closing Date”), solely (a) to pay the Acquisition Consideration, and (b) to pay the Transaction Costs.

Availability:
The Bridge Facility must be drawn in a single drawing on the Closing Date which shall occur on or prior to the Outside Date.  Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.
Default Rate:
At any time when the Borrower is in default in the payment of any amount of principal due under the Bridge Facility, the overdue amount shall bear interest at 2% above the rate otherwise applicable thereto.  Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR loans.

Final Maturity and Amortization:	The Bridge Facility will mature on the date that is 364 days after the Closing Date (the “Maturity Date”). There will be no scheduled amortization.
Guarantee:	All obligations of the Borrower under the Bridge Facility will be unconditionally guaranteed (the “Guarantee”) by PPL.
Mandatory Prepayments and Commitment Reductions:
On or prior to the Closing Date, the aggregate commitments in respect of the Bridge Facility under the Commitment Letters or under the Credit Agreement (as applicable) shall be permanently reduced, and after the Closing Date, the aggregate loans under the Bridge Facility shall be prepaid, in each case, dollar-for-dollar, by the following amounts (in each case, other than any amounts issued, incurred or received by Western Power Distribution Holdings Limited and its subsidiaries (collectively, “WPD”), and PPL Electric Utilities Corporation (“PPL Electric”), Kentucky Utilities Company (“KU”) and Louisville Gas and Electric Company (“LG&E” and together with WPD, KU and PPL Electric, the “Excluded Subsidiaries”), except to the extent such proceeds are distributed to PPL or other intermediate entity that is not “ring-fenced” and except for equity issued to a person other than PPL or a subsidiary of PPL):

(a) 100% of the net cash proceeds of all asset sales or other dispositions of property by PPL and its subsidiaries (including proceeds from the sale of stock of any subsidiary of a Borrower and insurance and condemnation proceeds) (an “Asset Sale”) in excess (when taken together with all net cash proceeds in respect of all Asset Sales) of $50 million in the aggregate, subject to exceptions and reinvestment provisions to be agreed upon;

(b) 100% of the net cash proceeds received from any incurrence of debt for borrowed money (including, without limitation, any Permanent Debt Financing) other than (i) any intercompany debt of PPL or any of its subsidiaries, (ii) any debt of PPL or any of its subsidiaries incurred in the ordinary course under the Revolving Credit Facilities (iii) any debt incurred up to $300,000,000 in the aggregate, and (iv) the indebtedness set forth on the “Anticipated Debt Schedule” delivered to the Arrangers prior to the date hereof, (v) other debt for borrowed money to be agreed upon (the debt referred to in clauses (i) through (iv), the “Excluded Debt”); and

(c) 100% of the net cash proceeds received from any issuance of equity or equity-linked securities (in a public offering or private placement) by PPL or any of its subsidiaries, other than (i) any equity issued pursuant to PPL’s Dividend Reinvestment Plan, any director or employee stock ownership plan or any other employee compensation plan, in each case, in effect as of the date hereof, and (ii) other exceptions to be agreed upon.

Voluntary Prepayments and Reductions in Commitments:
Voluntary reductions of the unutilized portion of the commitments under the Bridge Facility and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Representations and Warranties:
Substantially the same as those contained in the  Amended and Restated 364-Day Credit Agreement dated as of September 8, 2009 among PPL Energy Supply, LLC, the lenders from time to time a party thereto, Wachovia Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint lead Arrangers (as in effect on the date hereof and disregarding any amendment or modification thereto made after the date hereof) (the “Existing 364-Day Credit Agreement”) except as set forth below, limited to the following: corporate status; authority; no conflict; legality; financial condition (including audited financial statements, interim financial statements and no material adverse change); rights to properties; litigation; no violation; ERISA; governmental approvals; Investment Company Act; tax returns and payments; compliance with laws (including PATRIOT Act, OFAC, FCPA and margin regulations); no default; environmental matters; guarantees; solvency; and treatment as senior debt under all subordinated debt and as sole designated senior debt thereunder.

Conditions Precedent to Initial Borrowing:	The initial borrowing under the Bridge Facility will be subject solely to the conditions precedent set forth in Section 6 of the Commitment Letter and Exhibit B to the Commitment Letter.
Covenants and Events of Default:
The Bridge Facility Documentation will contain only the following affirmative, negative and financial covenants and Events of Default which shall be applicable to PPL and its subsidiaries; provided that (i) a breach of such affirmative, negative or financial covenant or the occurrence of any event otherwise listed as a “default” shall not constitute an “Event of Default” until the later of the Closing Date (after giving effect to the funding under the Bridge Facility on such date) and the end of any applicable grace period (if such breach or default is then continuing) and (ii) only the financial covenants and the cross-event of default, cross-acceleration and bankruptcy defaults shall apply to the Excluded Subsidiaries.  For the avoidance of doubt, compliance with such affirmative, negative and financial covenants and the absence of any Event of Default, in each case set forth in the Bridge Facility Documentation shall not be a condition precedent to funding the loans under the Bridge Facility.

Affirmative Covenants:
Substantially the same as those contained in the Existing 364-Day Credit Agreement (provided that to the extent any affirmative covenant identified below does not appear in the Existing 364-Day Credit Agreement, such affirmative covenant shall be on terms customary for transactions of this type), limited to the following: information (including, annual financial statements, quarterly financial statements, officers’ certificates, default, change in the Borrower ratings, securities laws filings, ERISA matters, PATRIOT Act and other information); maintenance of property; maintenance of insurance; conduct of business and maintenance of existence; compliance with laws (including PATRIOT Act, OFAC, FCPA and margin regulations); books and records; use of proceeds; use of commercially reasonable efforts to maintain a Public Debt Rating from S&P and Moody’s; and securities demand.

Negative Covenants:
Substantially the same as those contained in the Existing 364-Day Credit Agreement (provided that to the extent any negative covenant identified below does not appear in the Existing 364-Day Credit Agreement, such negative covenant shall be on terms customary for transactions of this type), limited to the following: limitations on liens; limitations on merger or consolidation; limitations on asset sales (subject to “Mandatory Prepayments and Commitment Reductions” above); restrictive agreements; limitations on debt of subsidiaries; limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments (other than (i) ordinary cash dividends economically equivalent (on a per share basis after giving effect to the Acquisition) to the ordinary cash dividends historically paid by PPL plus any increase to such dividends that is consistent with historical practice, (ii) any payments made on any equity-linked securities, the issuance of which shall constitute an Equity Offering and shall have reduced the commitments or loans under the Bridge Facility in accordance with the caption “Mandatory Prepayments and Commitment Reductions” above, and (iii) any repurchase of PPL Electric preferred or preference stock in an aggregate principal amount of up to $250,000,000 (from the proceeds of a new issuance of indebtedness by PPL Electric); limitations on investments in non-wholly owned entities and acquisitions of entities or business units (other than investments and acquisitions in an aggregate principal amount not to exceed $300,000,000), in each case subject to additional exceptions to be agreed upon.

Financial Covenant:
PPL shall maintain a ratio of Consolidated Debt (as defined in the Existing 364-Day Credit Agreement) of PPL (excluding Western Power Distribution Holdings Limited) to Consolidated Capitalization (as defined in the Existing 364-Day Credit Agreement) of PPL (excluding Western Power Distribution Holdings Limited) not to exceed 70% at any time.

Events of Default:
Substantially the same as those contained in the Existing 364-Day Credit Agreement except as otherwise set forth below, limited to the following (subject, where appropriate, to thresholds and grace periods substantially the same as those contained in the Existing 364-Day Credit Agreement): nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross event of default and cross acceleration; bankruptcy; material judgments; ERISA events; change of control; actual or asserted invalidity of the Guarantee.

Voting:
Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Bridge Facility, except that the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender, (c) extensions of final maturity of the loans or commitments of such Lender, and (d) releases of all or substantially all of the value of the Guarantee.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.
Assignments and Participations:
Prior to the Closing Date, the Lenders will be permitted to assign commitments under the Bridge Facility with the consent of the Borrower; provided that such consent of the Borrower shall not be required (i) if such assignment is made to another Lender under the Bridge Facility or an affiliate or approved fund of any such Lender or (ii) if such assignment is made to a Permitted Assignee.  From the Closing Date, the Lenders will be permitted to assign loans under the Bridge Facility without the consent of the Borrower.  Each assignment will be in an amount of an integral multiple of $1,000,000.  Assignments will be by novation.

The Lenders will be permitted to sell participations in loans and commitments without restriction.  Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity of the loans or commitments in which such participant participates, and (d) releases of all or substantially all of the value of the Guarantee.

Defaulting Lenders:
Usual for facilities and transactions of this type, including the suspension of voting rights and rights to receive certain fees, and the termination or assignment of commitments or loans of defaulting Lenders.

Expenses and Indemnification:
The Borrower will indemnify the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by PPL, the Company or any of their respective affiliates or equity holders) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its bad faith, gross negligence or willful misconduct.  In addition, the Borrower shall pay all reasonable out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel identified in the Term Sheet (and, if reasonably necessary, of one regulatory counsel and one local counsel in any relevant jurisdiction for all Indemnified Persons unless, in the reasonable opinion of an Indemnified Person, representation of all Indemnified Persons by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest)) of (a) the Arrangers, the Agent, the Syndication Agent and the Documentation Agent in connection with the syndication of the Bridge Facility, the preparation and administration of the definitive documentation, and amendments, modifications and waivers thereto, and (b) the Arrangers, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs associated with the Bridge Facility.

Governing Law and Forum:	New York.
Counsel to Agent and Arranger:	Davis Polk & Wardwell LLP.

Interest Rates:
The interest rates under the Bridge Facility will be, at the option of the Borrower, Adjusted LIBOR plus the Applicable Adjusted LIBOR Margin (as defined below) or ABR plus the Applicable ABR Margin (as defined below).

The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Administrative Agent’s Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the highest of (a) the Administrative Agent’s Prime Rate, (b) the Federal Funds Effective Rate plus ½ of 1.0%, and (c) Adjusted LIBOR for a one-month interest period, plus 1.0%.

Adjusted LIBOR will at all times include statutory reserves, and shall be deemed to be not less than 1.50%.

Pricing Definitions:
For the purposes hereof, the terms “Applicable Adjusted LIBOR Margin” and “Applicable ABR Margin” mean, with respect to loans under the Bridge Facility, a percentage per annum on any date of determination during any period set forth in the table below.

	Level I		Level II		Level III		Level IV
	Applicable Adjusted LIBOR Margin	Applicable ABR Margin	Applicable Adjusted LIBOR Margin	Applicable ABR Margin	Applicable Adjusted LIBOR Margin	Applicable ABR Margin	Applicable Adjusted LIBOR Margin	Applicable ABR Margin
Closing Date until 3-month anniversary thereof	2.75%	1.75%	4.50%	3.50%	5.00%	4.00%	6.00%	5.00%
3-month anniversary of Closing Date until 6-month anniversary thereof	3.25%	2.25%	5.00%	4.00%	5.50%	4.50%	6.50%	5.50%
6-month anniversary of Closing Date until 9-month anniversary thereof	3.75%	2.75%	5.50%	4.50%	6.00%	5.00%	7.00%	6.00%
9-month anniversary of Closing Date and thereafter	4.75%	3.75%	6.50%	5.50%	7.00%	6.00%	8.00%	7.00%

Level I Status pricing shall apply if, on any date of determination, the Public Debt Rating is BBB- or higher by S&P and is Baa3 or higher by Moody’s.

Level II Status pricing shall apply if, on any date of determination, Level I Status does not exist and the Public Debt Rating is BB+ or higher by S&P and is Ba1 or higher by Moody’s.

Level III Status pricing shall apply if, on any date of determination, Level I Status or Level II Status does not exist and the Public Debt Rating is BB or higher by S&P and is Ba2 or higher by Moody’s.

Level IV Status pricing shall apply if, on any date of determination, Level I Status, Level II Status and Level III Status does not exist.

For the purposes hereof, the term “Public Debt Rating” means, as of any date of determination, the rating of S&P or Moody’s for any class of non-credit enhanced (other than by PPL) long-term senior unsecured debt issued by the Borrower.

In the event of a split Public Debt Rating with respect to any Level Status, the higher of the S&P and Moody’s Public Debt Rating will determine the applicable Level Status, unless one of the S&P or Moody’s Public Debt Ratings is two or more levels lower than the other, in which case the applicable Level Status shall be determined by reference to the Public Debt Rating level one rating lower than the higher of the S&P or Moody’s Public Debt Ratings.

Duration Fees:
The Borrower will pay a fee (the “Duration Fee”), for the ratable benefit of the Lenders, in an amount equal to (i) 0.75% of the aggregate principal amount of the loans under the Bridge Facility outstanding on the date which is 90 days after the Closing Date, due and payable in cash on such 90th day (or if such day is not a business day, the next business day); (ii) 1.25% of the aggregate principal amount of the loans under the Bridge Facility outstanding on the date which is 180 days after the Closing Date, due and payable in cash on such 180th day (or if such day is not a business day, the next business day); and (iii) 1.75% of the aggregate principal amount of the loans under the Bridge Facility outstanding on the date which is 270 days after the Closing Date, due and payable in cash on such 270th day (or if such day is not a business day, the next business day).

Commitment Fees:
A percentage per annum on the undrawn portion of the commitments in respect of the Bridge Facility, payable upon the earlier of termination of the commitments under the Bridge Facility and the Closing Date, calculated based on the number of days elapsed in a 360-day year, as follows: (a) during the period from and including the date of execution of the Commitment Letter (the “Signing Date”) to but excluding the date that is 180 days after the Signing Date, at a rate equal to 0.30% per annum, (b) from and including the date that is 180 days after the Signing Date to but excluding the date that is 360 days after the Signing Date, at a rate equal to 0.375% per annum, and (c) from and including the date that is 360 days after the Signing Date, at a rate equal to 0.50% per annum.  For the avoidance of doubt, it is understood and agreed that the Commitment Fee shall replace the Ticking Fee (as defined in the Fee Letter) following the execution and delivery of the Bridge Facility Documentation.

EXHIBIT B

PROJECT ATLANTIS
$6.50 Billion 364-Day Senior Bridge Term Loan Credit Facility
Summary of Additional Conditions Precedent1

The initial borrowing under the Bridge Facility shall be subject to the following additional conditions precedent:

1.
The Acquisition and the other Transactions shall be consummated substantially concurrently with the closing under the Bridge Facility in accordance with the Purchase Agreement and the Purchase Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted, in any respect that is materially adverse to the Lenders without the Arrangers’ prior written consent (such consent not to be unreasonably withheld or delayed), it being understood and agreed that any material change to the transaction structure, and any increase or decrease in the Acquisition Consideration (other than as a result of any adjustment to the Acquisition Consideration as provided in the Purchase Agreement as in effect on the date hereof) and any condition relating to regulatory approvals set forth in Section 7 of the Purchase Agreement, shall in each case be deemed to be materially adverse to the Lenders.

2.
After giving effect to the Transactions and the other transactions contemplated hereby, PPL and its subsidiaries (other than Western Power Distribution Holdings Limited and its subsidiaries and PPL Electric Utilities Corporation) shall have outstanding no indebtedness, credit facilities or preferred stock other than (a) the loans and other extensions of credit under the Bridge Facility, (b) the Permanent Debt Financing, (c) the indebtedness incurred or outstanding under the agreements and instruments set forth on Exhibit C attached hereto (the “Existing Debt Instruments”), including the Revolving Credit Facilities, (d) indebtedness of the Company and its subsidiaries permitted to be outstanding on the Closing Date under the Purchase Agreement (as in effect on the date hereof and without giving effect to any consents granted thereunder), (e) preferred stock issued as of the date hereof, (f) any Excluded Debt (g) indebtedness set forth in the “Anticipated Debt Schedule” delivered to the Arrangers prior to the date hereof and (h) other limited indebtedness to be agreed upon.

3.
The Arrangers shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of PPL and the Company for the three most recent fiscal years ended at least 90 days prior to the Closing Date and (b) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of each of PPL and the Company for each subsequent fiscal quarter ended at least 60 days before the Closing Date, which financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1.

1 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit B is attached, including Exhibits A thereto.

4.
The Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of PPL as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 2 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the income statement), which pro forma financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1.

5.
The Agent shall have received legal opinions, corporate organizational documents, good standing certificates, resolutions and other customary closing certificates as are customary for transactions of this type and reasonably satisfactory to the Agent.

6.
The Agent shall have received a certificate from the chief financial officer of PPL in form satisfactory to the Agent certifying that PPL and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.  It is understood and agreed that the solvency certificate in the form attached hereto on Exhibit D shall be deemed to be in form satisfactory to the Agent.

7.	The Borrower shall have a Public Debt Rating from each of S&P and Moody’s.

8.
The Arrangers, the Agent, the Syndication Agent, the Documentation Agent and the Lenders shall have received all fees and invoiced expenses required to be paid on or prior to the Closing Date pursuant to the Fee Letter or otherwise.

9.
The Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

EXHIBIT C

Existing Indebtedness of PPL and its Subsidiaries

Existing Debt Instruments as of March 31, 2010

PPL Energy Supply, LLC and Subsidiaries
Exempt Facilities Notes:

•
Series 2009C Exempt Facilities Loan Agreement between Pennsylvania Economic Development Financing Authority (PEDFA) and PPL Energy Supply, LLC dated April 1, 2009, in connection with the PEDFA Exempt Facilities Revenue Refunding Bonds, Series 2009C (PPL Energy Supply, LLC Project) due 2037, in an aggregate principal amount of $80,570,000.

•
Series 2009A Exempt Facilities Loan Agreement between PEDFA and PPL Energy Supply, LLC dated April 1, 2009, in connection with the PEDFA Exempt Facilities Revenue Refunding Bonds, Series 2009A (PPL Energy Supply, LLC Project) due 2038, in an aggregate principal amount of $100,000,000.

•
Series 2009B Exempt Facilities Loan Agreement between PEDFA and PPL Energy Supply, LLC dated April 1, 2009, in connection with the PEDFA Exempt Facilities Revenue Refunding Bonds, Series 2009B (PPL Energy Supply, LLC Project) due 2038, in an aggregate principal amount of $50,000,000.

Senior Notes:

•	PPL Energy Supply, LLC’s Senior Notes, 6.40% Exchange Series A due 2011, in an aggregate principal amount of $500,000,000.

•	PPL Energy Supply, LLC’s Senior Notes, 6.30% Series due 2013, in an aggregate principal amount of $300,000,000.

•	PPL Energy Supply, LLC’s Senior Notes, 5.40% Series due 2014, in an aggregate principal amount of $300,000,000.

•	PPL Energy Supply, LLC’s Senior Notes, 6.20% Series due 2016, in an aggregate principal amount of $349,674,000.

•	PPL Energy Supply, LLC’s Senior Notes, 6.50% Series due 2018, in an aggregate principal amount of $400,000,000.

•	PPL Energy Supply, LLC’s 5.70% REset Put Securities due 2035, in an aggregate principal amount of $300,000,000.

•	PPL Energy Supply, LLC’s Senior Notes, 6.00% Series due 2036, in an aggregate principal amount of $200,418,000.

•	PPL Energy Supply, LLC’s Senior Notes, 7.00% Series due 2046 in an aggregate principal amount of $250,000,000.

•	PPL Capital Funding, Inc.’s 6.85% Senior Notes due 2047, in an aggregate principal amount of $100,000,000.

•	PPL Capital Funding, Inc.’s 6.70% 2007 Series A Junior Subordinated Notes due 2067, in an aggregate principal amount of $500,000,000.

•	PPL Montana, LLC’s 8.903% Pass Through Certificates (off balance sheet) amortizing through 2020, in an aggregate principal amount of $199,718,000.

•	LMB Funding, Limited Partnership’s 8.05% Senior Secured Notes, Series A due 2013, in an aggregate principal amount of $283,996,700.

•	LMB Funding, Limited Partnership’s 8.30% Senior Secured Notes, Series B due 2013, in an aggregate principal amount of $152,921,300.

Revolving Credit Facilities:

•	PPL Energy Supply, LLC’s Amended and Restated 364-Day Credit Agreement dated as of September 8, 2009, in an aggregate committed amount of $400,000,000.
(Expiration date: September 2010)

•	PPL Energy Supply, LLC’s Second Amended and Restated Five-Year Credit Agreement dated as of May 4, 2007 (as amended on December 3, 2008), in an aggregate committed amount of $3,225,277,778.
(Expiration date: June 2012)
- $284,583,333.33 drawn as of March 31, 2010

•	PPL Energy Supply, LLC’s Five-Year Letter of Credit and Revolving Credit Agreement dated as of December 15, 2005 (as amended on December 29, 2006), in an aggregate committed amount of $300,000,000.
(Expiration date: March 2011)

(the “Existing Revolving Facilities”)

•
Any renewal, replacement, extension, refinancing, amendment or amendment and restatement (a “Refinancing”) of any Existing Revolving Facility with a new or amended revolving credit facility (including any refinancing that increases the committed amount of such Existing Revolving Facility) (together with the Existing Revolving Facilities, the “Revolving Credit Facilities”).

Other Facilities:

•	PPL Energy Supply, LLC’s Reimbursement Agreement dated as of March 31, 2005 (as amended on March 31, 2010), in an aggregate committed amount of $200,000,000.
(Expiration date: March 2013)

•
PPL Receivables Corporation’s (with PPL Electric Utilities Corporation, as Servicer) Revolving Credit and Security Agreement dated as of August 5, 2008 (as amended on July 28, 2009) in an aggregate committed amount of $150,000,000.

(Expiration date: August 2010)

EXHIBIT D

Form of Solvency Certificate

SOLVENCY CERTIFICATE
OF
PPL CORPORATION AND ITS SUBSIDIARIES

[__], 2010

This Solvency Certificate (the “Certificate”) of PPL Corporation, a Pennsylvania corporation (“Holdings”), and its Subsidiaries is delivered pursuant to Section [__] of the Bridge Loan Credit Agreement dated as of [__] (the “Credit Agreement”) by and among the PPL Capital Funding, Inc. (the “Borrower”), Holdings, the Lenders from time to time party thereto, [__], as Administrative Agent, [__], as Documentation Agent, [__], as Syndication Agent, and Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as Joint Lead Arrangers.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.2

I, [Paul A. Farr], the duly elected, qualified and acting [EVP and Chief Financial Officer] of Holdings and its Subsidiaries, DO HEREBY CERTIFY, as follows:

1.           I have carefully reviewed the Credit Agreement and the other [Loan Documents] referred to therein (collectively, the “Transaction Documents”) and such other documents as I have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation as I have deemed necessary therefor.  I further certify that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.  Furthermore, I confirm and acknowledge that the Joint Lead Arrangers, the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.   I am providing this certificate solely in my capacity as an officer of Holdings.

2.           I have reviewed the pro forma consolidated balance sheet, attached hereto as Exhibit A, delivered to the Joint Lead Arrangers, the Administrative Agent and the Lenders pursuant to Section [__] of the Credit Agreement (the “Balance Sheet”).  I am familiar with the financial performance and prospects of Holdings and its Subsidiaries and hereby confirm that the Balance Sheet was prepared in good faith and fairly presents, in all material respects, on a pro forma basis as of [__] (after giving effect to the transactions contemplated by the Transaction Documents), Holdings’ and its Subsidiaries’ consolidated financial condition, based on the information available to Holdings and its Subsidiaries at the time so furnished.

3.           As of the date hereof, after giving effect to the Transactions, the fair value and the present fair saleable value of any and all property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of Holdings and its Subsidiaries, on a consolidated basis, as they become absolute and matured (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability).

4.           As of the date hereof, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature and are otherwise ”solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

 2 Note: Description to be modified to reflect the description of the final Credit Agreement.  Defined terms used herein shall also be modified to reflect the defined terms used in the Bridge Facility Documentation.

5.           Holdings and its Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.

6.           As of the date hereof, before and after giving effect to the Transactions, Holdings and its Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.

7.           For the purpose of the foregoing, I have assumed there is no default under the Credit Facility on the date hereof and will be no default under the Credit Facility after giving effect to the funding under the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:         ______________________________
Name: [Paul A. Farr]
Title: [EVP and Chief Financial Officer]